Exhibit 10.2

PROJECT LOAN AGREEMENT

Dated as of December 21, 2007

among

ALEXANDER’S OF REGO PARK II, INC.,

as Borrower,

PB CAPITAL CORPORATION,

as Lender,

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,

as Lender,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender,

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH,

as Lender,

BANK OF IRELAND, CONNECTICUT BRANCH,

as Lender,

PB CAPITAL CORPORATION,

as Administrative Agent

and

PB CAPITAL CORPORATION

and

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,

as Co-Arrangers

LOCATION OF PREMISES:

61-01 Junction Boulevard,

Queens, New York

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PROJECT LOAN AGREEMENT (this “Agreement”), dated as of December 21, 2007, among ALEXANDER’S OF REGO PARK II, INC., a Delaware corporation (“Borrower”), PB CAPITAL CORPORATION (in its individual capacity and not as Administrative Agent, “PB Capital”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH (“NordLB”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH (“LBBW”) and BANK OF IRELAND, CONNECTICUT BRANCH (“Bank of Ireland”; PB Capital, NordLB, Wells Fargo, LBBW, Bank of Ireland and such other lenders as may become Lenders pursuant to Section 3.05, 7.20 or 8.13 of the BLA (as defined below), as incorporated herein pursuant to paragraph 5 below, individually, a “Lender” and collectively, “Lenders”) and PB CAPITAL CORPORATION, as administrative agent for Lenders (together with its successors in such capacity, “Administrative Agent”)

Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit on the terms and conditions hereinafter set forth. Accordingly, Borrower, Administrative Agent and Lenders agree as follows:

Loan.

On the basis of the representations, warranties and covenants made by Borrower herein and in the Mortgage (as defined below) and the BLA, and subject to Borrower’s satisfaction of the conditions herein set forth, each Lender agrees to advance its Pro Rata Share (as defined below) of, and Borrower agrees to accept, a loan (the “Loan”) in the amount of up to $98,215,000 (the “Loan Amount”). The Loan shall be evidenced by Borrower’s notes to Lenders in principal amounts equal to Lenders’ respective Individual Loan Commitments (as defined below) for the accounts of their respective “Applicable Lending Offices” (as such quoted term is defined in the BLA) and in an aggregate principal amount equal to the Loan Amount (said notes, as the same may be amended, modified, extended, severed, assigned, renewed and restated from time to time, including any substitute or replacement notes pursuant to Section 3.05, 7.16, 7.20 or 8.13 of the BLA, as incorporated herein pursuant to paragraph 5 hereof, each, a “Note” and collectively, the “Notes”). The Loan shall be secured by two mortgages, one designated as series I project loan mortgage, assignment of leases and rents and security agreement (the “Series I Mortgage”) in the principal amount of $65,715,000 from Borrower to Administrative Agent, for the benefit of Lenders, of Borrower’s interests in respect of the real property described in Schedule A to the Series I Mortgage (the “Premises”) and the second designated as series II project loan mortgage, assignment of leases and rents and security agreement (the “Series II Mortgage”; the Series I Mortgage and the Series II Mortgage, individually and collectively, the “Mortgage”) in the principal amount of $32,500,000 from Borrower to Administrative Agent, for the benefit of Lenders of Borrower’s interest in the Premises. Performance of Borrower’s obligations hereunder and under the Notes and Mortgage shall be guaranteed by an instrument (the “Guaranty”) executed by the person(s) or entities identified as “Guarantor” in the building loan agreement (the “BLA”) of even date herewith among Borrower, Lenders and Administrative Agent relative to the construction of the “Improvements” (as such quoted term is defined in the BLA) on the Premises. This Agreement, the Notes, the Mortgage, the Guaranty, the “Indemnity” and the “Requisition Authorization Statement” (as such quoted terms are defined in the BLA), Uniform Commercial Code financing statements in respect of the “Mortgaged Property” (as such quoted term is defined in the Mortgage) and any other collateral given as security for the Loan, and any other documents which evidence or secure the Loan are hereinafter referred to collectively as the “Loan Documents”.

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The Loan Amount shall be advanced as provided herein in respect of certain non-construction costs incurred by Borrower in connection with the Premises and the Improvements. Lenders shall fund each advance of the Loan ratably in accordance with the respective undisbursed amounts of their Individual Loan Commitments. For purposes of this Agreement, “Individual Loan Commitment” means, with respect to each Lender, the amount set forth in the table below opposite the name of such Lender (subject to adjustment in accordance with the provisions of Section 3.05, 7.16, 7.20 or 8.13 of the BLA, as incorporated herein pursuant to paragraph 5 hereof); and “Pro Rata Share” means, with respect to each Lender, the ratio of such Lender’s Individual Loan Commitment to the Loan Amount.

Lender	Individual Loan Commitment
PB Capital	$23,852,214
NordLB	$21,046,072
Wells Fargo	$11,224,572
LBBW	$28,061,428
Bank of Ireland	$14,030,714

Advances.

Advances of Loan proceeds shall be made to Borrower in respect of the categories of costs and expenses (hereinafter “such Costs”) set forth on the budget annexed hereto as Exhibit A (the “Schedule of General Project Costs”) up to the “Loan Budget Amount” set forth on the Schedule of General Project Costs with respect to each such category. Advances shall be made monthly upon the satisfaction of the conditions set forth in paragraph 3 hereof and shall be in the amount of such Costs actually incurred by Borrower. Requests for an advance of Loan proceeds shall be in form and substance reasonably satisfactory to Administrative Agent and shall be accompanied by (i) such supporting documentation for such Costs as Administrative Agent may reasonably require, (ii) Borrower’s certificate to the effect that it has actually incurred such Costs in the amount of the requested advance, that such Costs have not been made the basis for any other request for an advance under this Agreement or under the BLA and (iii) a written notice of title continuation of or an endorsement to the title policy referred to in paragraph 3 below indicating that, since the date of the last preceding advance, there has been no change in the state of title or survey exception, in either case, not theretofore approved by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), which endorsement shall have the effect of redating said policy to the date, and increasing the coverage thereof by the amount, of the advance then being made. Notwithstanding anything to the contrary contained in this Agreement, Lenders shall have no obligation to advance any portion of the Loan budget amount, if any, for (1) “Interest on Loan” if, when and to the extent that Administrative Agent, in its reasonable judgment, determines that the Improvements are generating, on a cash basis, positive cash flow in excess of Borrower’s other usual, reasonable and customary expenses regarding the Premises and/or Improvements, (2) any portion of the Loan Budget Amount, if any, for “Tenant Work” unless the lease to which such tenant work relates has been approved in accordance with the terms and conditions of the BLA or (3) any portion of the Loan Budget Amount, if any, for “Leasing Commissions” unless Administrative Agent has received and approved (such approval not to be unreasonably withheld, conditioned or delayed) (i) the brokerage or other leasing agreements with licensed leasing brokers (Administrative Agent acknowledges its receipt and approval of the Rego II Real Estate Retention Agreement dated as of December 20, 2007 as agreed and accepted by Vornado Realty L.P. and Borrower (the “Retention Agreement”)) and (ii) a copy, certified to be true, correct and complete by Borrower, of the executed lease pursuant to which the leasing commission is to be paid to such leasing

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broker, which advance in respect of such lease shall not exceed the applicable amount set forth in such approved brokerage agreement (which, in the case of the Retention Agreement, shall be without regard to the deferral provisions of the Retention Agreement set forth in Section II.C.(b) of the Retention Agreement). In addition, the Loan Budget Amount for “Development Fee” in the amount of $17,586,681 shall be available to be paid to Vornado Realty L.P., with only $8,793,340.50 to be available hereunder, until the Improvements are completed in accordance with the BLA, in monthly installments equal to the product of (x) $8,793,340.50 times (y) the percentage of completion of construction of the Improvements as reasonably determined by the “Construction Consultant” (as such quoted term is defined in the BLA), with the balance of such amount available upon substantial completion of the Improvements in accordance with the provisions of Section 6.08 of the BLA. Lenders agree that, under the circumstances described in Section 4(j) of each of the “Assignment of Management Agreement” and the “Assignment of Leasing Agreement” (as such quoted terms are defined in the BLA), Lenders shall advance in respect of “Leasing Commissions” and/or “Development Fee” an amount equal to (calculated separately with respect to each such category) the excess of (x) the amount which Borrower would then be entitled to receive pursuant to the terms and provisions of this Agreement but had not requested over (y) the aggregate of the advances made in respect of the category in question.

All advances to Borrower are to be made at “Administrative Agent’s Office” (as such quoted term is defined in the BLA). Borrower shall submit requests for advances to Administrative Agent no later than 10:00 a.m. (New York time) on the date which is eight (8) “Business Days” (as such quoted term is defined in the BLA) prior to the date the advance is to be made. Administrative Agent, no later than three (3) Business Days prior to the date an advance is to be made, shall (i) notify each Lender either by telephone or by facsimile of the amount requested by Borrower, the amount approved by Administrative Agent, the portion of such advance to be funded by such Lender and the proposed date of such advance and (ii) send to each Lender by facsimile the summary pages of Borrower’s request for advance (without attachments). Not later than 10:00 a.m. (New York time) on the date of each advance, each Lender shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent’s Office and in immediately available funds. The amount so received by Administrative Agent shall by 3:00 p.m. (New York time) on the same Business Day, subject to the conditions of this Agreement, be made available to Borrower by Administrative Agent’s transferring said amount to an account designated by Borrower. Subsequent to the making of an advance, Administrative Agent shall deliver to a Lender, within eight (8) Business Days of such Lender’s request, such material relating to the request for such advance as such Lender may reasonably request. If Borrower withdraws any request for advance submitted as contemplated above, Borrower shall pay, in addition to any amounts set forth in Section 3.03 (as incorporated herein pursuant to paragraph 5 hereof), promptly following demand therefor, all reasonable costs and expenses incurred by Lenders and Administrative Agent in connection with reviewing such request for advance in contemplation of an advance.

Lenders and Administrative Agent have agreed to hold the Series II Mortgage and to not, at this time, record same subject to the terms and provisions hereof. Lenders shall not be obligated to make any advance which when aggregated with all Loan advances theretofore made would exceed the principal amount of the Series I Mortgage unless prior thereto the Series II Mortgage shall have been delivered to the Title Company for recording with the Office of City Register, Queens County and all mortgage recording taxes and fees for the Series II Mortgage shall have been duly paid by Borrower and the Title Company shall have issued for the benefit of Administrative Agent an endorsement to the Title Policy insuring the Series II Mortgage, which endorsement shall be reasonably satisfactory in form and substance to Administrative Agent. Administrative Agent agrees that it shall deliver the Series II Mortgage to the Title Company in order to secure an advance of Loan proceeds then being made. Borrower, Administrative Agent and Lenders agree that the Series I Mortgage and the Series II Mortgage will be recorded in the order that corresponds to the numerical designation of such Mortgages, which is to say that no advance will be made in respect of Series II Mortgage until the aggregate of the advances secured by the Series I Mortgage equals the principal amount thereof. Administrative Agent shall hold the Series II Mortgage and will record it as necessary as described above, provided, however, that Borrower agrees that Administrative Agent may at any time record the Series II Mortgage held by it and not then recorded, whether or not the Series II Mortgage is necessary to secure an advance of Loan proceeds then being made and without further

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consent or authorization of Borrower, provided, further, however, that Administrative Agent agrees that if Administrative Agent intends to record the Series II Mortgage pursuant to the provisions of the immediately preceding proviso, it shall give Borrower written notice of such intention at least ten (10) days prior to the recording of the Series II Mortgage during which ten (10) day period Borrower shall be entitled to reduce the unfunded portion of the Loan (pursuant to documentation reasonably satisfactory in form and substance to Administrative Agent) by an amount which Borrower and Administrative Agent agree will leave the Loan “in-balance” and in connection therewith (i) Borrower shall execute and/or deliver a replacement Series II Mortgage reflecting the reduced principal amount and otherwise in the same form as the Series II Mortgage delivered on the date hereof, (ii) the Title Company shall raise no additional exception to title as a result of the replacement of the Series II Mortgage delivered on the date hereof, (iii) Administrative Agent shall have received (1) an opinion of counsel to such effects as are reasonably required by Administrative Agent with respect to the replacement Series II Mortgage, (2) resolutions, consents or authorizations from Borrower with respect to such replacement, which shall be reasonably satisfactory in form and substance to Administrative Agent, (3) a reaffirmation and modification by Guarantor of its obligations under those of the Loan Documents to which it is a party, which shall be reasonably satisfactory in form and substance to Administrative Agent and (4) such additional documents or instruments as are reasonably requested by Administrative Agent in connection with such replacement and so long as, in the reasonable opinion of Administrative Agent, Lenders’ Counsel and the Title Insurer that the execution and delivery of such replacement Series II Mortgage will not be in contravention of the “Lien Law” (as such quoted term is defined in the BLA) and will not adversely affect or impair in any manner whatsoever the lien or the priority of the lien of the replacement Series II Mortgage, when recorded. In the absence of the satisfaction of the foregoing provisions of the last proviso of the immediately preceding sentence as and when required thereby, Administrative Agent shall be entitled to record the Series II Mortgage then in its possession. Borrower agrees to execute and deliver such documents, instruments and/or affidavits as are required by the Title Company, if any, in order to record the Series II Mortgage. Borrower hereby irrevocably directs and authorizes Administrative Agent, without further direction or authorization of Borrower, to make advances hereunder for payment of all mortgage recording taxes, recording fees, title insurance premiums and attorneys’ fees in connection with the foregoing.

Conditions Precedent.

Lenders’ obligations under this Agreement shall be conditioned upon, and no portion of the Loan shall be advanced until, the satisfaction of the following conditions:

(a)  There shall be no “Event of Default” (as such quoted term is defined in the BLA) or monetary or bankruptcy related “Default” (as such quoted term is defined in the BLA);

(b)  Administrative Agent shall have received: (i) executed counterparts of this Agreement and each of the other Loan Documents, (ii) for the account of Lenders, the commitment fee, if any, for the Loan which shall be retained by Lenders whether or not any advances are made hereunder, (iii) the policies of insurance required by the Mortgage, (iv) paid title insurance policies, in ALTA 2006 Loan Policy form (with New York endorsements), in the amount of each of the Series I Mortgage and the Series II Mortgage, insuring each such mortgage to be a valid lien on Borrower’s interest in the Premises free and clear of all defects and encumbrances not approved by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), which shall contain no unacceptable survey exceptions, full coverage against mechanics’ and materialmen’s liens, such affirmative insurance and endorsements as Administrative Agent may reasonably require, an undertaking by the issuer thereof to provide the written notice of title continuation or endorsement referred to in paragraph 2(a) above and a pending disbursements clause in the form of Exhibit B, (v) an opinion of Borrower’s counsel to such effect as are reasonably required by Administrative Agent and (vi) resolutions, consents or authorizations in respect of the Loan, consistent with those required by paragraph (11) of Section 4.01(e) of the BLA for the loan contemplated thereby; and

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(c)  Borrower shall have simultaneously made a requisition for an advance under the BLA and satisfied all conditions to the receipt of an advance thereunder.

Reallocation of Costs.

If there are savings in a particular Loan Budget Amount, and if such savings are substantiated by evidence reasonably satisfactory to Administrative Agent, Borrower shall have the right, upon prior approval of Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed, to reallocate such savings to another Loan Budget Amount with respect to which additional costs have been or may be incurred; provided, however, that Borrower shall in no event or under any circumstances have the right to reallocate any portion of the Loan Budget Amount for “Interest on Loan” without in each instance obtaining the prior approval of Administrative Agent, which approval may be withheld in the sole and absolute discretion of Administrative Agent, or to cause a reallocation to occur that in the reasonable opinion of Administrative Agent, its counsel or the Title Insurer (as defined in the BLA) will be in contravention of the Lien Law (as defined in the BLA), or that in the reasonable opinion of Administrative Agent, its counsel or the Title Insurer will adversely affect or impair in any manner whatsoever the lien or the priority of the lien of the Mortgage.

Certain General Conditions and Representations.

The provisions of Sections 1.03, 2.09 and 2.11 through 2.17, inclusive, Article III, Sections 5.01 through 5.14, inclusive, Section 5.22, Sections 6.21 through 6.29, inclusive, Article VII, and Sections 8.02, 8.03, 8.04 through 8.19, inclusive, 8.21, 8.22, 8.24 and 8.25 through 8.27, inclusive, and Article IX of the BLA, and all the related definitions in the BLA (other than the definitions of those terms that are otherwise defined herein), are hereby incorporated herein by reference, as if fully and completely set forth herein, so that said provisions, as incorporated herein, shall refer to and apply in all respects to the Loan, the Loan Amount, each Lender’s Individual Loan Commitment and Pro Rata Share, the Mortgage, the Notes, this Agreement and the other Loan Documents; provided, however, that, as used in said provisions as incorporated herein, the term “Other Loan” shall refer to the loan made pursuant to the BLA, the term “Other Notes” shall refer to the notes evidencing such loan (it being intended that the provisions of the BLA pertaining to interest rate options shall permit Borrower to select, in a coordinated fashion, interest rates under the Notes and the Other Notes (as defined above)) and the term “Other Mortgage” shall refer to the mortgage(s) securing the notes evidencing such loan.

Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts together constitute but one and the same agreement.

Governing Law.

This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law). Borrower, Lenders and Administrative Agent hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal United States federal court sitting in The City of New York (or any county in New York State where any portion of the Mortgaged Property is located) over any suit, action or proceeding arising out of or relating to this Agreement, and hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or United States federal court sitting in The City of New York (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to a party at the address indicated on the signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

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Particular Provisions.

The foregoing terms of this Agreement are subject to the following further provisions:

Loan Balancing.

If at any time Administrative Agent notifies Borrower that, in Administrative Agent’s reasonable judgment, the undisbursed balance of the Loan is insufficient to pay the remaining amount of such Costs, Borrower shall, at its option, either (i) within twenty (20) days of Administrative Agent’s notification as aforesaid, deposit with Administrative Agent an amount equal to such deficiency, which Administrative Agent shall from time to time apply, or allow Borrower to apply, to such Costs, (ii) pay for such Costs, as incurred, in the amount of such deficiency so that the amount of the Loan which remains to be disbursed shall be sufficient to pay all remaining such Costs, and Borrower shall furnish Administrative Agent with such evidence thereof as Administrative Agent shall reasonably require and (iii) within twenty (20) days of Administrative Agent’s notification as aforesaid, deliver to Administrative Agent an irrevocable unconditional letter of credit in the amount of such deficiency issued by an Approved LC Bank (as defined in the BLA), which letter of credit shall name Administrative Agent as the beneficiary thereof, shall be available at sight, shall otherwise be in form and substance reasonably acceptable to Administrative Agent and can be presented for payment in the Borough of Manhattan, New York (the “Project Loan Balancing LC”), which Administrative Agent shall from time to time draw on and apply to such Costs. Borrower hereby agrees that Administrative Agent shall have a lien on and security interest in, for the benefit of Lenders, any sums deposited pursuant to clause (i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid Costs as approved by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Lenders shall have no obligation to make any further advances of proceeds of the Loan until (a) the sums required to be deposited pursuant to clause (i) above have been exhausted, (b) Borrower has actually paid such Costs pursuant to clause (ii) above or (c) the sums available to be drawn under any Project Loan Balancing LC have been exhausted, as the case may be, and, in any such case, the Loan is back “in balance”. Any such sums not used as provided in said clause (i) shall be released to Borrower or any Project Loan Balancing LC shall be returned to Borrower when and to the extent that Administrative Agent reasonably determines that the total remaining Costs to be incurred is less than or equal to the undisbursed balance of the Loan; provided, however, that should an Event of Default occur and be continuing at any time prior to such release or return, Administrative Agent shall, at the option of the Required Lenders, apply such amounts on deposit or available under the Project Loan Balancing LC either to such Costs or to the immediate reduction of outstanding principal and/or interest under the Notes.

Co-Arrangers.

Notwithstanding anything to the contrary, the Co-Arrangers named on the cover page of this Agreement shall not have any duties, responsibilities or liabilities under this Agreement in their capacities as the Co-Arrangers.

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IN WITNESS WHEREOF, Borrower, Lenders and Administrative Agent have caused this Agreement to be executed the day and year first above written.

ALEXANDER’S OF REGO PARK II, INC. a Delaware corporation

By:	/s/ Alan J. Rice
Alan J. Rice Secretary

Address for notices:

c/o Alexander’s, In 210 Route 4 East Paramus, New Jersey 07652 Attention: Chief Finacial Officerc

and to:

Vornado Realty Trust 888 Seventh Avenue New York, New York 10019 Attention: Executive Vice President – Capital Markets

with a copy to:

Vornado Realty Trust 888 Seventh Avenue New York, New York 10019 Attention: Corporation Counsel

and to:

Sullivan & Cromwell, LLP 125 Broad Street New York, New York 10004 Attention: Arthur S. Adler, Esq.

SIGNATURES

PB CAPITAL CORPORATION (as Lender and as Administrative Agent)

By:	/s/ Ann S. Wilhelm
Ann S. Wilhelm Senior Director

By:	/s/ Daniel T. Cerulli
Daniel T. Cerulli Senior Director

Address for notices and Applicable Lending Office:

PB Capital Corporation 230 Park Avenue New York, New York 10169 Attention: Real Estate Finance

SIGNATURES

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH (as Lender)

By:	/s/ J. Malte Stoeckhert
J. Malte Stoeckhert Senior Director and Manager

By:	/s/ Dirk Ziemer
Dirk Ziemer Vice President

Address for notices and Applicable Lending Office:

Norddeutsche Landesbank Girozentrale, New York Branch 1114 Avenue of the Americas, 37th Floor New York, New York 10036 Attention: Real Estate Finance / Lita Kot

SIGNATURES

WELLS FARGO BANK, NATIONAL ASSOCIATION (as Lender)

By:	/s/ Yorick Starr
Yorick Starr Vice President

Address for notices and Applicable Lending Office:

Wells Fargo Bank, National Association 40 West 57th Street New York, New York 10019 Attention: Yorick Starr

SIGNATURES

LANDESBANK BADEN-WURTTEMBERG, NEW YORK BRANCH (as Lender)

By:	/s/ Leonard J. Crann
Leonard J. Crann Head of Real Estate Finance Department

By:	/s/ Robert Dowling
Robert Dowling Vice President

Address for notices and Applicable Lending Office:

Landesbank Baden-Wurremberg, New York Branch 280 Park Avenue 31st Floor, West Building New York, New York 10017 Attention: Mr. Leonard J. Crann

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SIGNATURES

BANK OF IRELAND, CONNECTICUT BRANCH (as Lender)

By:	/s/ Conor Linehan
Conor Linehan Director

By:	/s/ Declan Meagher
Declan Meagher Managing Director

Address for notices and Applicable Lending Office:

Bank of Ireland, Connecticut Branch 300 First Stamford Place Stamford, Connecticut 06902 Attention: Mr. Conor Linehan Mr. Declan Meagher

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EXHIBIT A

Budget

Borrower: Alexander’s of Rego Park II, Inc.
Premises: 61-01 Junction Boulevard, Borough of Queens, Queens, New York	Date: December 21, 2007

A	B	C	D
Item Nos.	Items of Cost	Total Costs (Estimates if no firm Contracts)	Loan Budget Amounts

1.	Land Cost	$90,000,000	$0
2.	Tenant Improvements	3,193,450	3,193,450
3.	Legal & Accounting	2,945,145	1,691,145
4.	Title Insurance	975,348	0
5.	Marketing	543,000	0
6.	Leasing Commissions	14,998,152	14,998,152
7.	Management Fee	260,000	260,000
8.	Development Fee	8,873,702	8,873,702
9.	Development Fee Holdback	8,873,702	8,873,702
10.	Mortgage Recording Tax	9,800,000	9,800,000
11.	Real Estate Taxes	1,768,000	1,100,000
12.	Hard Cost Contingency	11,295,148	11,295,148
13.	Soft Cost Contingency	2,857,224	2,857,224
14.	Miscellaneous	78,000	0
15.	Financing Costs	1,252,400	997,381
16.	Upfront Fee	1,750,000	1,052,367
17.	Loan Admin. Fee (PB) (paid monthly)	216,000	210,000
18.	IVI	93,600	93,600
19.	Capitalized Interest	32,919,129	32,919,129
Totals		$192,692,000	$98,215,000

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EXHIBIT B

Pending Disbursements Clause

Pending disbursement of the full proceeds of the loan secured by the insured mortgage or deed of trust described herein, this Policy insures only to the extent of the amount actually disbursed plus interest accrued thereon but increases up to the face amount of this Policy as disbursements are made in good faith and without knowledge of any defects in, or encumbrances prior to, the lien of the insured mortgage or deed of trust other than exceptions on Schedule B of this Policy not insured against hereunder.

Title shall be continued down to the date of each disbursement and the Company shall furnish to the Insured a continuation report which shall note (1) the new effective date and amount of this Policy, (2) all assessments, taxes, liens, encumbrances, leases, mortgages, easements and other items including survey variations, encroachments and setback violations then affecting the insured premises which have been filed of record or discovered by the Company since the original date of this Policy regardless of whether they affect the lien of the insured mortgage or deed of trust, (3) which of the aforesaid items have been filed or recorded since the date of the last preceding continuation report, and (4) which of said items are intended to be added as exceptions to the coverage of this Policy as to (a) all amounts secured by the insured mortgage or deed of trust and (b) only amounts secured by the insured mortgage or deed of trust advanced on or after the new effective date of this Policy.

In addition, each continuation search will notify the Insured of any liens which have been discharged by bonding, court deposit or any other means other than full payment.

In the event that the lien of the insured mortgage or deed of trust described herein is insured by more than one insurer, the Company agrees that it shall be bound by the continuation reports of a single company specified as “lead” insurer herein.

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